SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 1999

                             Biotech HOLDRsSM Trust
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                             Biotech HOLDRsSM Trust
                      [Issuer with respect to the receipts]

                                    New York
                 (State or other jurisdiction of incorporation)

                             Commission File Number

                                 Not applicable
                      (I.R.S. Employer Identification No.)

                      c/o The Bank of New York, as Trustee
                            101 Barclay Street, 22-W
                               New York, New York
              (Address of principal executive offices and zip code)

                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.


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Item 5.  Other Events

         On January 20, 2000, Sepracor Inc. declared a two-for-one stock split on its common stock, to be effected by means of a stock dividend to shareholders of record on February 1, 2000. The shares of common stock began trading on a split-adjusted basis on February 28, 2000. The share amount of Sepracor Inc. represented by a round-lot of 100 Biotech HOLDRs is 6.

         IDEC Pharmaceuticals Corporation effected a two-for-one stock split on its common stock by means of a stock dividend. The shares of common stock began trading on a split-adjusted basis on December 21, 1999. The share amount of IDEC Pharmaceuticals Corporation represented by a round-lot of 100 Biotech HOLDRs is 4.

         On January 5, 2000, Human Genome Sciences, Inc. declared a two-for-one stock split on its common stock, to be effected by means of a stock dividend to shareholders of record on January 14, 2000. The shares of common stock began trading on a split-adjusted basis on January 31, 2000. The share amount of Human Genome Sciences, Inc. represented by a round-lot of 100 Biotech HOLDRs is 4.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

               (99) Biotech HOLDRsSM Trust Prospectus Supplement dated January
                    21, 2000 to Prospectus dated November 22, 1999.











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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



Date: March 3, 2000           By:  /s/ Stephen G. Bodurtha
                                   ---------------------------
                                   Name:  Stephen G. Bodurtha
                                   Title: Attorney-in-Fact





















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                                  EXHIBIT INDEX

Number and Description of Exhibit                            Sequential
---------------------------------                            Page Number
                                                             -----------

(99) Biotech HOLDRsSM Trust Prospectus                          Pg. 5
Supplement dated January 21, 1999 to
Prospectus dated November 22, 1999.
























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